Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of United Auto Group, Inc. of our reports dated March 16, 2006, with respect to the consolidated balance sheets of UAG UK Holdings Limited and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholder’s equity and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005, annual report on Form 10-K of United Auto Group, Inc. (none of the aforementioned financial statements are presented separately therein) and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ KPMG Audit Plc
Birmingham, United Kingdom
May 16, 2006